SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 15, 1998

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                     0-11088                     22-2369085
(State or other jurisdiction         (Commission                 (IRS EMPLOYER
      or incorporation)              File Number)                Identification)



225 Belleville Avenue, Bloomfield, New Jersey                         07003
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code               (973) 748-8082




________________________________________________________________________________
         (Former name or former address, if changed since last report)


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Item 5.  Other Events

     Alfacell Corporation (the "Company") announced on July 15, 1998 that preliminary analyses of its randomized Phase III trials for ONCONASE(R) in pancreatic cancer did not demonstrate a survival benefit over GEMZAR(R) or 5-fluorouracil (5-FU). Based upon the results of the pancreatic cancer trials, the Company has closed its Phase III program for pancreatic cancer and will not be filing a New Drug Application (NDA) for this indication.

     The Company will now direct its resources toward rapid completion of the on-going Phase III clinical trial in malignant mesothelioma. More than fifty percent of patient enrollment has been realized and total patient accrual is expected by this year end. The malignant mesothelioma trial results are expected by mid-year 1999.

     Certain statements made herein that are not historical facts, contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. All such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide-range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, factors detailed from time to time in the Company's periodic


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reports and exhibits  thereto  (including the Annual Report on Form 10-K for the year ended July 31, 1997) filed with the Securities and Exchange Commission.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 15, 1998

                                   ALFACELL CORPORATION      (Registrant)

                                   By: /s/ GAIL E. FRASER
                                      --------------------------------
                                   Gail E. Fraser
                                   Vice President Finance and
                                   Chief Financial Officer